Exhibit 3.1

Ross miller secratry of state 294 north carson street, suite 4 carson city, nevada 89701-4620 (775) 684-6708 website: www.nvsos.gov filed in the office of secretary of state state of nevada business number e0582572011-7 filling number 20110762440-17 filed on 10/25/2011 nomber of pages 6 articale of incorporation (pursuant to nrs chapter 78) use black ink only - do not highlight above space is for office use only 1. Name of corporation: s&w seed company 2. Registared agent for service of process: (check only one box) commercial registared agent: national registered agents, inc. Nocommercial registared agent name and address below) or office or position with entity (name and address below) name of noncommercial registered agent or name of the title of office or other position with entity 1000 east william street, suite 204 (illegible) address carson city city nevada 89701 zip code (illegible) address (if different from (illegible) address) city nevada zip code 3. Authorized stock: (numbers of shares corporation (illegible) authorized of to issue) number of shares with per value: 55,000,000 per value 0.001 per share 3 number of shares without per value 4. names and addresses of the board of directors/ trustees: (each director/ trustee must be a normal person at least 15 years of age ) (attach additional page if more than two person(illegible)/trustees) 1) Michael M. Fleming name 1420 5. purpose: (optional se instructions) the purpose of the corporation shall be: to engage in any lawful activity for which corporations may now or hereafter be organized under the NRS 6. Name, address and signature of incorporation: (attach additional page if more than one incorporators) Debra K. Weiner Name 43 D Cambridge Avenue, Suite 100 Address Incorporator signature Palo Alto City C.A. 94306 state zip code 7. Certificate of acceptance of appointment of registered agent: I hereby accept appointment as registered agent for the above named entity authorized signature of registered agent or on behalf of registered agent entiy date this form must be accompanied by approximate loss Nevada secretary of state NRS 78 articles revised: 420 (illegible) avenue, suite 4100 street address seatle city WA 98101 state zip code 2) mark s. gerwal name 25552 south (illegible) avenue street address five paints city CA state 93624 zip code

ARTICLES OF INCORPORATION
OF
S&W SEED COMPANY
(a Nevada corporation)

ARTICLE I
NAME

The name of the corporation shall be S&W Seed Company (hereinafter, the "Corporation").

ARTICLE II
REGISTERED OFFICE

The name and street address of the Corporation's registered agent in the State of Nevada is National Registered Agents, Inc., 1000 East William Street, Suite 204, Carson City, NV 89701.

The corporation may also maintain offices at such other places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

ARTICLE III
PURPOSE

The Corporation may engage in any lawful activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes ("NRS").

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock which the corporation has authority to issue is 55,000,000 shares, consisting of two classes: 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.001 par value per share.

The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the Nevada Revised Statutes and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of any of the following:

a.

The number of shares constituting the series and the distinctive designation of the series, with the right to increase or decrease the number of shares of such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding;

b.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

c.	Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
d.

Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

e.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

f.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

g.	Any other relative rights, preferences and limitations of that series, if any, as the Board of Directors may lawfully fix under the NRS as in effect at the time of the creation of that series.

ARTICLE V
BOARD OF DIRECTORS

The Board of Directors shall initially consist of six members and thereafter shall consist of the number of directors that, from time to time shall be fixed by, or in the manner provided in the bylaws of the corporation. The names and addresses of the individuals who are to serve as the initial Board of Directors of the corporation until the next annual meeting of stockholders, or until their successors are duly elected and qualified are as follows:

Name	Address

Michael C. Culhane	146 Arthur Street, North Sydney NSW 2060 AUSTRALIA
Michael M. Fleming	1420 Fifth Avenue, Suite 4100, Seattle, WA 98101
Mark S. Grewal	25552 South Butte Avenue, Five Points, CA 93624
Michael N. Nordstrom	222 West Lacey Boulevard, Hanford, CA 93230
Charles Seidler	Two World Financial Center, 225 Liberty Street, Building B, 25th Floor, New York, NY 10281
Grover T. Wickersham	430 Cambridge Avenue, Suite 100, Palo Alto, CA 94306

Elections of directors need not be done by written ballot unless the Bylaws of the corporation shall otherwise provide.

The Board of Directors is authorized to adopt, alter, amend or repeal the Bylaws of the corporation.

Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director.

Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the

Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the NRS, these Articles of Incorporation, and any Bylaws.

ARTICLE VI
LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended from time to time.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article VI, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE VI
INDEMNIFICATION

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer of the corporation or who is serving at the request of the corporation as an officer, director or representative of any other entity or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Any repeal or modification of the above provisions of this Article VI, approved by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the corporation existing as of the time of such repeal or modification. In the event of any conflict between the above indemnification provisions, and any other Article of the Articles, the terms and provisions of this Article VI shall control.

ARTICLE VII
CONTRACTS OR COMBINATIONS WITH INTERESTED PERSONS

At such time, if any, as the corporation becomes a "resident domestic corporation," as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (i) the fact that any one or more of the directors or officers of the corporation is interested in or is a director or officer of such other firm or corporation; or, (ii) the fact that any director or officer of the corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the corporation. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

ARTICLE VIII
INCORPORATOR

The name and mailing address of the incorporator is:

Debra K. Weiner

Wickersham & Murphy, a Professional Corporation 430 Cambridge Avenue, Suite 100

Palo Alto, CA 94306

The undersigned incorporator hereby acknowledges that the foregoing certificate is her act and deed and that the facts stated herein are true.

Dated: October 24, 2011

INCORPORATOR

/s/ Debra K. Weiner

Debra K. Weiner

Filed in the Office of	Business Number E0582572011-7
Barbara K. Cegavske (signature)	Filing Number 20201109497
Secretary of State State Of Nevada	Filed On 12/17/2020 4:14:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: S&W Seed Company

Entity or Nevada Business Identification Number (NVID): E0582572011-7

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 88.9%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

BARBARA K. EGAVSKE secretary of state 202 north carson street carson city, Nevada 89701-4201 (75) 684-5708 website: www nvsos.gov profit profit corporation: certificate of amendment (pursuant to nrs 78,380 & 78,385/78,390) certificate to accompany restated articles or amended and restated articles (pursuant to nrs 78,403) officer’s statement (pursuant to nrs 80,030) 4. Effective date and time: (optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5. Information being changed: (domestic corporations only) changes to takes the following effect: the entity name has been amended. The registered agent has been changed. (attach certificate of acceptance from new registered agent) the purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) the first paragraph of article IV has been amended as set forth below. (attach additional page(s) if necessary) 6. Signature: (required) signature of officer or authorized signer signature of officer or authorized signer chief financial officer title title * if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) the first paragraph of article iv of the articles has been amended to read in its entirety as follows: “the total number of shares of all classes of stock which the corporation has authority to issue is 80,000,000 shares, consisting of two classes: 75,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.” This form must be accompanied by appropriate fees. page 2 of 2 revised: 1/1/2019